Exhibit 99.1

MoneyGram Nears Completion of Merger Transaction with Madison Dearborn Partners

MoneyGram and MDP have received all but one regulatory approval and expect to close the transaction in early Q1 2023

DALLAS, December 21, 2022 /PRNewswire/ -- MoneyGram International, Inc. (NASDAQ: MGI) (the "Company"), a global leader in the evolution of digital P2P payments, today provided an update on its previously announced agreement to be acquired by funds affiliated with Madison Dearborn Partners, LLC ("MDP"), which was approved with over 99% of shareholder votes cast in favor of the merger in May of this year. Over the past few months, the Company and MDP have made significant progress toward completing the closing conditions to the merger and expect to complete the transaction early in the first quarter of 2023.

To date, money transmission regulators in all applicable U.S. states and territories have provided their approval or non-objection of the transaction. In addition, the parties have obtained all but one approval from international money transmission regulators and have received approval from the Financial Conduct Authority (FCA) in the United Kingdom and the National Bank of Belgium where MoneyGram holds its European license. As previously disclosed, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired. The parties previously received all required international antitrust and foreign direct investment approvals.

Once the final international money transmission regulatory approval is obtained, the parties will engage in a financing marketing period. Under the terms of the merger agreement, the marketing period will commence no sooner than January 3, 2023, and may last for as long as fifteen consecutive business days.

“We remain focused on achieving our shared goal to finalize this transaction as soon as possible,” said Alex Holmes, MoneyGram Chairman and CEO. “As we plan for a first quarter closing, we’re very appreciative of all the parties who have helped us reach the key milestones throughout this process. We’re eager to officially partner with MDP and continue to execute our strategic plan as a private company.”

“As we approach the close of our transaction with MoneyGram, the MDP team remains excited about the opportunities ahead,” said Brendan Barrett, a Managing Director on MDP's Financial and Transaction Services team. “We look forward to working alongside the strong and experienced team at MoneyGram to further transform the Company into an industry leader in cross-border payments delivering innovative financial solutions that connect the world’s communities.”

About MoneyGram International, Inc.

MoneyGram International, Inc. (NASDAQ: MGI), a global leader in the evolution of digital P2P payments, delivers innovative financial solutions to connect the world's communities. With a purpose-driven strategy to mobilize the movement of money, a strong culture of fintech innovation, and leading customer-centric capabilities, MoneyGram has grown to serve over 150 million people in the last five years. The Company leverages its modern, mobile, and API-driven platform and collaborates with the world's top brands to serve consumers through its direct-to-consumer digital channel, global retail network, and embedded finance business for enterprise customers. MoneyGram is also a leader in pioneering cross-border payment innovation and blockchain-enabled settlement. For more information, please visit ir.moneygram.com, follow @MoneyGram on social media, and explore the website and mobile app through moneygram.com.

Forward Looking Statements

The information included herein contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events and speak only as of the date they are made. Words such as "may," "might," "will," "could," "should," "would," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursuant," "target," "forecast," "outlook," "continue," "currently," and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the expected timetable for completing the proposed transaction with MDP, benefits of the proposed transaction, financing of the proposed transaction, costs and other anticipated financial impacts of the proposed transaction. Forward-looking statements are subject to numerous risks and uncertainties that are difficult to predict and many of which are beyond the Company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the timing to consummate the proposed transaction; the satisfaction of the conditions to closing of the proposed transaction or the debt financing may not be satisfied or that the closing of the proposed transaction otherwise does not occur; the risk that a regulatory approval that may be required to consummate the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated or conditions that MDP is not obligated to accept; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; adverse credit and equity market conditions; the loss of, or reduction in business with, key customers; legal proceedings; the ability to effectively identify and enter new markets; governmental regulation; the ability to retain management and other personnel; and other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company's filings with the SEC. The Company's SEC filings may be obtained by contacting the Company, through the Company's web site at ir.moneygram.com or through the SEC's Electronic Data Gathering and Analysis Retrieval System at www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Contacts

Investor Relations:
214-979-1400
InvestorRelations@moneygram.com

Media Relations:
Sydney Schoolfield
media@moneygram.com
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